Exhibit 99

       Nordson's Earnings Per Share Climb 24 Percent During Third Quarter

   WESTLAKE, Ohio, Aug. 27 /PRNewswire-FirstCall/ -- Third-quarter diluted earnings per share at Nordson Corporation (Nasdaq: NDSN) were $.26, compared with $.21 for the same period of 2002, an increase of 24 percent. The quarter ended August 3, 2003. Third-quarter pre-tax earnings include the effect of $157,000 of severance and restructuring costs; prior-year pretax earnings were impacted by $736,000 for similar costs.
   Worldwide sales for the third quarter of 2003 were $166.3 million, up 4 percent compared with sales of $160.2 million for the same period of 2002. A sales volume decline of 4 percent was more than offset by an 8 percent increase in sales related to favorable currency translation effects.
   Third-quarter sales volume for the Advanced Technology segment grew by 6 percent, while volumes for both the Adhesive Dispensing and Finishing segments were down 6 percent. On a geographic basis, sales volumes in North America and Europe were down 11 percent, and 3 percent, respectively. Volume in the Pacific South region was up 20 percent for the quarter, while volume in Japan grew 1 percent.
   For the first nine months of 2003, year-to-date sales increased 2 percent to $478.3 million, compared with $468.7 million for the same period of the prior year. Sales volume was down 4 percent with favorable currency effects accounting for a 6 percent increase in revenue. Earnings per share on a diluted basis were $.65 for the first three quarters of 2003, compared with $.61 for the same period of 2002. Backlog at the end of the third quarter was $72.9 million, up $27.5 million from the beginning of the year.
   "We are seeing steady improvement across our advanced technology businesses, but system sales in our core adhesive and finishing businesses are still lagging prior-year levels," stated Edward P. Campbell, president and chief executive officer. "Year-to-date orders are up 2 percent and backlog, in constant currency terms, is up over $7 million compared with the prior year," he added. "And while we expect to see improved demand over the next twelve months, we remain cautious in the near term."
   Nordson will broadcast its third-quarter conference call on the investor relations page of the company's Web site, www.nordson.com , on Wednesday, August 27, 2003, at 2:00 p.m. EDT. For those unable to listen to the live broadcast, a replay will be available for 14 days after the event.
Information about Nordson's investor relations and shareholder services is available from Barbara Price, manager, shareholder relations, at
(440) 414-5344.
   Except for the historical information and comparisons contained herein, statements included in this release may constitute "forward-looking statements" as defined by The Private Securities Litigation Reform Act of 1995.
   These statements involve a number of risks, uncertainties and other factors, as discussed in the company's filings with the Securities and Exchange Commission, which could cause actual results to differ materially.
   Nordson Corporation is the world's leading producer of precision dispensing equipment. Nordson systems apply adhesives, sealants and coatings to a broad range of consumer and industrial products during manufacturing operations, helping customers meet quality, productivity and environmental targets. The company also manufactures technology-based systems for curing and surface treatment processes. Headquartered in Westlake, Ohio, Nordson has direct operations in 30 countries.
   A summary of sales, income and earnings is presented in the attached tables.

   THIRD QUARTER PERIOD                        NORDSON CORPORATION
   Period Ending August 3, 2003                FINANCIAL HIGHLIGHTS
                                       (Dollars in thousands except for per
   (Unaudited)                                    share amounts)

   CONSOLIDATED STATEMENT OF INCOME
                                        Third Quarter        Year-to-Date
                                        2003      2002      2003      2002

   Net Sales                          $166,272  $160,237  $478,274  $468,720
   Cost of sales  (A)                   74,749    74,463   214,397   215,310
   Selling & administrative expenses    73,727    69,051   217,899   205,595
   Severance and restructuring costs       157       736     1,625     1,550

   Operating profit                     17,639    15,987    44,353    46,265

   Interest expense - net               (4,321)   (5,110)  (13,072)  (15,641)
   Other income - net                     (265)     (132)    1,292       221

   Income before income taxes           13,053    10,745    32,573    30,845
   Income taxes                          4,308     3,546    10,749    10,179

   Net income                           $8,745    $7,199   $21,824   $20,666


   Return on sales                          5%        4%        5%        4%
   Return on average shareholders'
    equity                                 12%       10%       11%       10%

   (A) Includes $191 of restructuring charges in the second quarter of 2002.

   Average common shares outstanding
    (000's)                             33,702    33,508    33,651    33,321
   Average common shares and
    common share equivalents (000's)    33,867    33,843    33,809    33,695

   Per share:

   Basic earnings                         $.26      $.21      $.65      $.62
   Diluted earnings                       $.26      $.21      $.65      $.61

   Dividends paid                         $.15      $.14      $.45      $.42


   THIRD QUARTER PERIOD
   Period Ending August 3, 2003
   (Unaudited)

   CONSOLIDATED BALANCE SHEET
                                                 August 3,       November 3,
                                                   2003             2002

   Cash and marketable securities                  $8,084            $5,897
   Receivables                                    132,862           135,662
   Inventories                                     87,410            87,100
   Prepaid expenses                                46,637            45,914
        Total current assets                      274,993           274,573

   Property, plant & equipment - net              117,997           118,773
   Other assets                                   365,746           371,126

                                                 $758,736          $764,472

   Notes payable and debt due within one
    year                                          $93,013          $117,234
   Accounts payable and accrued
    liabilities                                   114,383           135,413
        Total current liabilities                 207,396           252,647

   Long-term debt                                 181,571           171,314
   Other liabilities                               77,615            71,621
   Total shareholders' equity                     292,154           268,890

                                                 $758,736          $764,472

   Other information:

   Employees                                        3,478             3,572

   Common shares outstanding (000's)               33,890            33,614

   THIRD QUARTER PERIOD
   Period Ending                   NORDSON CORPORATION
   August 3, 2003                  FINANCIAL HIGHLIGHTS
   (Unaudited)      (Dollars in thousands except for per-share amounts)

                                   Third Quarter        % Growth over 2002
   SALES BY BUSINESS SEGMENT    2003           2002    Volume Currency Total

   Adhesive dispensing &
    nonwoven fiber systems    $105,961       $102,758   -6.0%   9.1%    3.1%
   Coating & finishing
    systems                     27,494         27,329   -6.3%   6.9%    0.6%
   Advanced technology
    systems                     32,817         30,150    5.9%   2.9%    8.8%

   Total sales by business
    segment                   $166,272       $160,237   -3.8%   7.6%    3.8%

   OPERATING PROFIT BY              Third Quarter
    BUSINESS SEGMENT             2003           2002

   Adhesive dispensing &
    nonwoven fiber systems     $19,857        $22,038
   Coating & finishing
    systems                        814         (1,535)
   Advanced technology
    systems                      4,752          2,289
   Corporate                    (7,784)        (6,805)

   Total operating profit by
    business segment           $17,639        $15,987

                                    Third Quarter        % Growth over 2002
   SALES BY GEOGRAPHIC REGION    2003           2002   Volume Currency Total

   North America               $65,734        $73,593  -11.4%   0.7%  -10.7%
   Europe                       62,523         53,513   -2.9%  19.7%   16.8%
   Japan                        16,209         15,026    1.0%   6.9%    7.9%
   Pacific South                21,806         18,105   19.9%   0.5%   20.4%

   Total Sales by Geographic
    Region                    $166,272       $160,237   -3.8%   7.6%    3.8%

   SELECTED SUPPLEMENTAL             Third Quarter
    INFORMATION                   2003           2002
   Depreciation and
    amortization                $7,432         $7,275
   Capital expenditures         $2,228           $832
   Dividends paid               $5,050         $4,692


   THIRD QUARTER PERIOD
   Period Ending                   NORDSON CORPORATION
   August 3, 2003                  FINANCIAL HIGHLIGHTS
   (Unaudited)      (Dollars in thousands except for per-share amounts)

                                   Year-to-Date         % Growth over 2002
   SALES BY BUSINESS SEGMENT    2003           2002    Volume Currency Total

   Adhesive dispensing &
    nonwoven fiber systems    $303,451       $297,644   -5.5%   7.5%    2.0%
   Coating & finishing
    systems                     82,826         83,073   -5.5%   5.2%   -0.3%
   Advanced technology
    systems                     91,997         88,003    2.0%   2.5%    4.5%

   Total sales by business
    segment                   $478,274       $468,720   -4.2%   6.2%    2.0%

   OPERATING PROFIT BY              Year-to-Date
    BUSINESS SEGMENT             2003           2002

   Adhesive dispensing &
    nonwoven fiber systems     $55,062        $60,229
   Coating & finishing
    systems                      1,201           (812)
   Advanced technology
    systems                     11,161          7,219
   Corporate                   (23,071)       (20,371)

   Total operating profit by
    business segment           $44,353        $46,265

                                   Year-to-Date         % Growth over 2002
   SALES BY GEOGRAPHIC REGION   2003           2002    Volume Currency Total

   North America              $192,973       $218,369  -12.0%   0.4%  -11.6%
   Europe                      175,969        155,838   -3.4%  16.3%   12.9%
   Japan                        51,835         42,471   15.5%   6.5%   22.0%
   Pacific South                57,497         52,042   10.5%   0.0%   10.5%

   Total Sales by Geographic
    Region                    $478,274       $468,720   -4.2%   6.2%    2.0%

   SELECTED SUPPLEMENTAL           Year-to-Date
    INFORMATION                 2003           2002

   Depreciation and
    amortization               $21,635        $20,860
   Capital expenditures         $4,485         $8,012
   Dividends paid              $15,135        $13,980

    Contact:  Bruce Waffen
    Phone:    440-414-5610
    E-mail:   bwaffen@nordson.com

SOURCE  Nordson Corporation
   -0-                             08/27/2003
   /CONTACT: Bruce Waffen of Nordson Corporation, +1-440-414-5610, or E-mail, bwaffen@nordson.com/
   /Web site:  http://www.nordson.com/
   (NDSN)

CO:  Nordson Corporation
ST:  Ohio
IN:  CST MAC
SU:  ERN CCA MAV